UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 31, 2025

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2025, pursuant to the terms and conditions of the previously disclosed Sale & Purchase Agreement, dated as of April 10, 2025 (the “Purchase Agreement”), by and between Topgolf Callaway Brands Corp. (the “Company”) and Anca Holdco GmbH & Co. KG, an indirect wholly-owned subsidiary of ANTA Sports Products Limited, the Company completed the sale of 100% of the outstanding equity interests of Callaway Germany Holdco GmbH, which owns various entities that operate the Jack Wolfskin business, for $290 million in cash, net of cash sold and subject to net working capital and other customary adjustments (the “Sale”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission April 10, 2025, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company and certain of its subsidiaries are party to a Fifth Amended and Restated Loan and Security Agreement, dated as of March 16, 2023 (as amended, the “ABL Credit Agreement”), with the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as security trustee, providing for senior secured asset-based revolving credit facilities (the “ABL Facility”) in an original aggregate principal amount of up to $525 million. Concurrently with the Sale, pursuant to the terms and conditions of ABL Credit Agreement and the previously disclosed Third Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of April 9, 2025, by and among the Company, the other borrowers and obligors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and as security trustee, the Company (i) reallocated a portion of the revolving commitments under the ABL Facility, in an aggregate principal amount of $20 million, from the German facility thereunder (the “German Facility”) to the U.S. facility thereunder and (ii) terminated the remainder of the German Facility.

Item 7.01	Regulation FD Disclosure.*

On June 2, 2025, the Company issued a press release captioned “Topgolf Callaway Brands Completes Sale of Jack Wolfskin to ANTA Sports.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.*

(b)  Pro forma financial information.

Unaudited pro forma financial information of the Company to give effect to the transactions contemplated by the Purchase Agreement is included as Exhibit 99.2 filed herewith and is incorporated by reference into this Item 9.01(b).

(d)	Exhibits.

Exhibit 99.1	Press Release, dated June 2, 2025 captioned “Topgolf Callaway Brands Completes Sale of Jack Wolfskin to ANTA Sports.”

Exhibit 99.2	Pro Forma Financial Information of Topgolf Callaway Brands Corp.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

The information furnished under Item 7.01 on this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: June 4, 2025	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary